UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2019

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203-2306
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2019 (the “Closing Date”), Applebee’s Funding LLC and IHOP Funding LLC (the “Co-Issuers”), each a special purpose, wholly-owned indirect subsidiary of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), issued two tranches of fixed rate senior secured notes, the Series 2019-1 4.194% Fixed Rate Senior Secured Notes, Class A-2-I (“Class A-2-I Notes”) in an initial aggregate principal amount of $700 million and the Series 2019-1 4.723% Fixed Rate Senior Secured Notes, Class A-2-II (“Class A-2-II Notes”) in an initial aggregate principal amount of $600 million (the “Class A-2-II Notes” and, together with the Class A-2-I Notes, the “Class A-2 Notes”). The Class A-2 Notes were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended.

The Co-Issuers also replaced their existing revolving financing facility, the 2018-1 Variable Funding Senior Notes, Class A-1 (“2018-1 Class A-1 Notes”), with a new revolving financing facility, the 2019-1 Variable Funding Senior Notes, Class A-1 (the “Class A-1 Notes”), on substantially the same terms as the 2018-1 Class A-1 Notes in order to conform the term of the Class A-1 Notes to the anticipated repayment dates for the Class A-2 Notes. The Class A-1 Notes and the Class A-2 Notes are referred to collectively herein as the “New Notes”.

The New Notes were issued in a securitization transaction pursuant to which substantially all of the domestic revenue-generating assets and domestic intellectual property, as further described below, held by the Co-Issuers and certain other special-purpose, wholly-owned indirect subsidiaries of the Corporation (the “Guarantors”) were pledged as collateral to secure the New Notes.

Class A-2 Notes

The New Notes were issued under a Base Indenture, dated as of September 30, 2014, and amended and restated as of June 5, 2019 (the “Base Indenture”), a copy of which is attached hereto as Exhibit 4.1, and the related Series 2019-1 Supplement to the Base Indenture, dated June 5, 2019 (the “Series 2019-1 Supplement”), a copy of which is attached hereto as Exhibit 4.2, among the Co-Issuers and Citibank, N.A., as the trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture and the Series 2019-1 Supplement (collectively, the “Indenture”) will allow the Co-Issuers to issue additional series of notes in the future subject to certain conditions set forth therein.

While the Class A-2 Notes are outstanding, payment of principal and interest is required to be made on the Class A-2 Notes on a quarterly basis. The payment of principal on the Class A-2 Notes may be suspended when the leverage ratio for the Corporation and its subsidiaries is less than or equal to 5.25x.

The legal final maturity of the Class A-2 Notes is in June 2049, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2-I Notes will be repaid in June 2024 (the “Class A-2-I Anticipated Repayment Date”) and the Class A-2-II Notes will be repaid in June 2026 (the “Class A-2-II Anticipated Repayment Date”). If the Co-Issuers have not repaid or refinanced the Class A-2-I Notes by the Class A-2-I Anticipated Repayment Date or the Class A-2-II Notes by the Class A-2-II Anticipated Repayment Date, then additional interest will accrue on the Class A-2-I Notes and the Class A-2-II Notes, as applicable, at the greater of: (A) 5.0% and (B) the amount, if any, by which the sum of the following exceeds the applicable Series 2019-1 Class A-2 Note interest rate: (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the applicable anticipated repayment date of the United States Treasury Security having a term closest to 10 years plus (y) 5.0%, plus (z) 2.15% for the Series 2019-1 Class A-2-I Notes and 2.64% for the Series 2019-1 Class A-2-II Notes.

Class A-1 Notes

The Co-Issuers also entered into a revolving financing facility, the Class A-1 Notes, that allows for drawings up to $225 million of variable funding notes and the issuance of letters of credit. The Class A-1 Notes were issued under the Indenture. Drawings and certain additional terms related to the Class A-1 Notes are governed by the Class A-1 Note Purchase Agreement, dated June 5, 2019, among the Co-Issuers, certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, the Corporation, as manager, certain conduit investors, financial institutions and funding agents, and Barclays Bank PLC, as provider of letters credit, swingline lender and administrative agent (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1.

The Class A-1 Notes will be governed, in part, by the Purchase Agreement and by certain generally applicable terms contained in the Indenture. The applicable interest rate under the Variable Funding Note depends on the type of borrowing by the Co-Issuers. The applicable interest rate for advances is generally calculated at a per annum rate equal to the commercial paper funding rate or one-, two-, three- or six-month Eurodollar Funding Rate, in either case, plus 2.15%. The applicable interest rate for swingline advances and unreimbursed draws on outstanding letters of credit is a per annum base rate equal to the sum of (a) 1.15% plus (b) the greatest of (i) the Prime Rate in effect from time to time, (ii) the Federal Funds Rate in effect from time to time plus 0.50% and (iii) the one-month Eurodollar Funding Rate plus 1.00%. There is no upfront fee for the Class A-1 Notes. There is a fee of 50 basis points on any unused portion of the Variable Funding Notes facility. Undrawn face amounts of outstanding letters of credit that are not cash collateralized accrue a fee of 2.15% per annum. It is anticipated that the principal and interest on the Class A-1 Notes will be repaid in full on or prior to the quarterly payment date in June 2024 (the “Class A-1 Anticipated Repayment Date”), subject to two additional one-year extensions at the option of the Corporation upon the satisfaction of certain conditions.

Guarantee and Collateral Agreement

Under the Guarantee and Collateral Agreement, dated September 30, 2014, as amended and restated as of June 5, 2019, a copy of which is attached hereto as Exhibit 10.2, among the Guarantors in favor of the Trustee, the Guarantors guarantee the obligations of the Co-Issuers under the Indenture and related documents and secure the guarantee by granting a security interest in substantially all of their assets.

The New Notes are secured by a security interest in substantially all of the assets of the Co-Issuers and the Guarantors (collectively, the “Securitization Entities”). On the Closing Date, these assets (the “Securitized Assets”) generally included substantially all of the domestic revenue-generating assets of the Corporation and its subsidiaries, which principally consist of franchise agreements, area license agreements, development agreements, franchisee fee notes, equipment leases, agreements related to the domestic production of and the sale of pancake and waffle dry-mixes, owned and leased real property and intellectual property.

The New Notes are the obligations only of the Co-Issuers pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Corporation nor any subsidiary of the Corporation, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the New Notes.

Management Agreement

Under the terms of the Management Agreement, dated September 30, 2014, as amended and restated as of September 5, 2018 and as further amended and restated as of June 5, 2019, a copy of which is attached hereto as Exhibit 10.3, among the Corporation, the Securitization Entities, Applebee’s Services, Inc., International House of Pancakes, LLC and the Trustee, the Corporation will act as the manager with respect to the Securitized Assets. The primary responsibilities of the manager will be to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager will be entitled to the payment of the weekly management fee, as set forth in the Management Agreement and will be subject to the liabilities set forth in the Management Agreement.

The manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the weekly management fee or is otherwise not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) failure of the manager to perform or observe its obligations under the Management Agreement, (b) the breach by the manager of any representation, warranty or covenant under the Management Agreement, or (c) the manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The New Notes are subject to a series of covenants and restrictions customary for transactions of this type, including: (i) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the New Notes, (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts, including specified call redemption premiums in the case of Class A-2 Notes under certain circumstances; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the New Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The New Notes are subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities to maintain the stated debt service coverage ratio, the sum of domestic retail sales for all restaurants being below certain levels on certain measurement dates, certain manager termination events, certain events of default and the failure to repay or refinance the Class A-2 Notes on the anticipated repayment dates. The New Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the New Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

Use of Proceeds

On the Closing Date, the Corporation used a portion of the net proceeds of the offering to repay the entire outstanding balance of approximately $1.28 billion of the Series 2014-1 4.277% Fixed Rate Senior Notes, Class A-2. The Corporation will also use the net proceeds of the offering to pay for transactions costs associated with the securitization refinancing transaction and for general corporate purposes.

The above descriptions of the Base Indenture, the Series 2019-1 Supplement, the Purchase Agreement, the Guarantee and Collateral Agreement, and the Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Series 2019-1 Supplement, the Purchase Agreement, the Guarantee and Collateral Agreement, and the Management Agreement filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, respectively, hereto and, in each case, incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

In connection with the transaction referenced in Item 1.01 of this Current Report on Form 8-K, the Corporation terminated the following:

•

Series 2014-1 Supplement to Base Indenture, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, and Citibank, N.A., as Trustee and Series 2014-1 Securities Intermediary (which was previously filed as Exhibit 4.2 to the Corporation’s Current Report on Form 8-K on September 30, 2014)

•

Series 2018-1 Supplement to Base Indenture, dated as of September 5, 2018, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, and Citibank, N.A., as Trustee and Series 2018-1 Securities Intermediary (which was previously filed as Exhibit 4.1 to the Corporation’s Current Report on Form 8-K on September 5, 2018)

•

Class A-1 Note Purchase Agreement, dated September 5, 2018, among Applebee’s Funding LLC and IHOP Funding LLC, each a Co-Issuer, certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, the Corporation, as manager, certain conduit investors, financial institutions and funding agents, Barclays Bank PLC as provider of letters credit and swingline lender and as administrative agent (which was previously filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K on September 5, 2018)

•	Purchase Agreement, dated August 13, 2014, among the Corporation, certain subsidiaries of the Corporation and Guggenheim Securities, LLC

Item 2.03 Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 5, 2019, the Corporation issued a press release announcing the completion of its securitization refinancing transaction. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description
4.1	Base Indenture, dated September 30, 2014, and amended and restated as of June 5, 2019, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, and Citibank, N.A., as Trustee and Securities Intermediary
4.2	Series 2019-1 Supplement to Base Indenture, dated June 5, 2019, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, and Citibank, N.A., as Trustee and Securities Intermediary
10.1	Class A-1 Note Purchase Agreement, dated June 5, 2019, among Applebee’s Funding LLC and IHOP Funding LLC, each a Co-Issuer, certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, the Corporation, as manager, certain conduit investors, financial institutions and funding agents, Barclays Bank PLC as provider of letters credit and swingline lender and as administrative agent
10.2	Guarantee and Collateral Agreement, dated September 30, 2014, and amended and restated as of June 5, 2019, among certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, in favor of Citibank, N.A., as Trustee
10.3	Management Agreement, dated September 30, 2014, and amended and restated as of September 5, 2018 and further amended and restated as of June 5, 2019, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, other securitization entities party thereto from time to time, the Corporation, Applebee’s Services, Inc. and International House of Pancakes, LLC as Sub-managers, and Citibank, N.A., as Trustee
99.1	Press Release regarding the Corporation’s Completion of the Refinancing of its Existing Long-Term Debt Through a Securitization issued by the Corporation on June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	DINE BRANDS GLOBAL, INC.

	By:	/s/ Thomas H. Song
Thomas H. Song
Chief Financial Officer